Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 8, 2024, Recursion Pharmaceuticals, Inc. (“Recursion”) entered into a transaction agreement (the “Transaction Agreement”), as amended by the First Amendment to the Transaction Agreement dated as of November 5, 2024 (the “First Amendment”), with Exscientia plc (“Exscientia”) to acquire the entire issued and to be issued share capital of Exscientia pursuant to a scheme of arrangement (the “Scheme of Arrangement”) under Part 26 of the United Kingdom Companies Act 2006 (the “Transaction”). On November 19, 2024, the High Court of Justice of England and Wales issued an order sanctioning the Scheme of Arrangement. Upon the delivery of such order to the Registrar of Companies in England and Wales on November 20, 2024 (the “Effective Time”), the Scheme of Arrangement became effective. As a result, at the Effective Time, Recursion acquired the entire issued and to be issued share capital of Exscientia in accordance with the terms of the Transaction Agreement and the Scheme of Arrangement and Exscientia became a wholly owned subsidiary of Recursion.

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Recursion and Exscientia and is adjusted to give effect to the Transaction. Under the terms of the Transaction Agreement, upon consummation of the Transaction, Exscientia shareholders received 0.7729 shares (the “Exchange Ratio”) of Recursion Class A common stock (“Recursion Shares”) for each Exscientia ordinary share (“Exscientia Share”) issued and outstanding as of the Effective Time and cash in lieu of the fractional shares. The Transaction Agreement also provides that Recursion will replace all Exscientia equity awards which are outstanding on the date of the consummation of the Transaction, with Recursion equity awards or Recursion Shares, as applicable, based on the Exchange Ratio. Based on a stock price of $6.04 as of November 20, 2024 and the total fair value of Recursion’s replacement share-based awards for Exscientia’s legacy incentive awards, the estimated total purchase price is equal to approximately $635.9 million. The combined company has accounted for the Transaction as a business combination between Recursion and Exscientia using the acquisition method of accounting with Recursion as the accounting acquirer.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the nine months ended September 30, 2024, are presented herein. The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheets of Recursion and Exscientia as of September 30, 2024 and gives effect to the Transaction as if it occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations combine the historical results of Recursion and Exscientia for the year ended December 31, 2023 and the nine months ended September 30, 2024 and give effect to the Transaction as if it occurred on January 1, 2023.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to the following adjustments:

•Adjustments to reconcile Exscientia’s historical financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) to U.S. Generally Accepted Accounting Principles (“GAAP”) and conversion from Pounds Sterling (“GBP”) to U.S. dollars (“USD”);
•Addressing accounting policy differences and classification and presentation of certain financial information; and
•Application of transaction accounting adjustments and the acquisition method of accounting in connection with the Transaction.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments made by management that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Management of Recursion performed a preliminary review of Exscientia’s accounting policies and did not identify any material adjustments to be made to align accounting policies. Recursion management will continue to perform a detailed review of Exscientia’s accounting policies following the Effective Time in an effort to determine if differences in accounting policies require further adjustment or reclassification of Exscientia’s results of operations or assets or liabilities to conform to Recursion's accounting policies and classification. As a result, Recursion may subsequently identify additional differences in the accounting policies which could differ materially from the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized upon completion of the business combination on the dates set forth above, nor is it indicative of future results or the financial position of the combined company. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the business combination. The pro forma adjustments, which Recursion believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•The accompanying notes to the unaudited pro forma condensed combined financial information;
•The historical audited consolidated financial statements of Recursion as of and for the year ended December 31, 2023, included in Recursion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;
•The historical unaudited condensed consolidated financial statements of Recursion as of and for the nine months ended September 30, 2024, included in Recursion’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 6, 2024;
•The historical audited consolidated financial statements of Exscientia as of and for the year ended December 31, 2023, included in Exscientia’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 21, 2024; and
•The historical unaudited condensed consolidated financial statements of Exscientia as of and for the three and nine months ended September 30, 2024 and 2023 included in Exscientia’s unaudited interim financial information furnished on Form 6-K with the SEC on November 8, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of September 30, 2024 (in thousands of USD)
Historical
	Recursion (U.S. GAAP)	Exscientia (IFRS) (See Note 3)	Exscientia U.S. GAAP Adjustments	Note	Exscientia (U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$427,647	$157,825	$—		$157,825	$(1,816)	6A, 6B	$583,656
Restricted cash	1,555	—	—		—	—		1,555
Short term bank deposits	—	169,212	—		169,212	—		169,212
Trade receivables	—	15,160	—		15,160	—		15,160
Finance lease receivable	—	106	(106)	4C	—	—		—
Other receivables	2,255	12,769	—		12,769	—		15,024
Current tax assets	—	45,770	—		45,770	—		45,770
Other current assets	42,716	—	—		—	—		42,716
Total current assets	474,173	400,842	(106)		400,736	(1,816)		873,093
Restricted cash, non-current	6,629	—	—		—	—		6,629
Property and equipment, net	84,410	54,927	—		54,927	—		139,337
Finance lease receivable	—	2,296	(2,296)	4C	—	—		—
Other receivables	—	856	—		856	—		856
Deferred tax asset, net	—	1,215	—		1,215	1,283	6H	2,498
Operating lease right-of-use assets	47,882	—	23,212	4A, 4C	23,212	792	6C	71,886
Financing lease right-of-use assets	26,896	20,164	(20,164)	4A	—	—		26,896
Intangible assets, net	34,093	62,547	(33,303)	4B	29,244	291,756	6D	355,093
Goodwill	52,056	7,974	—		7,974	16,909	6E	76,939
Other assets, non-current	360	430	237	4C	667	—		1,027
Total assets	$726,499	$551,251	$(32,420)		$518,831	$308,924		$1,554,254
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,260	$10,016	$—		$10,016	$—		$12,276
Accrued expenses and other liabilities	40,597	49,244	—		49,244	19,908	6A, 6G, 6H	109,749
Unearned revenue	49,579	24,846	—		24,846	(7,677)	6K	66,748
Notes payable and financing lease liabilities, current	8,219	4,249	(4,249)	4A	—	—		8,219
Operating lease liabilities	8,233	—	4,140	4A	4,140	(176)	6C	12,197
Total current liabilities	108,888	88,355	(109)		88,246	12,055		209,189
Unearned revenue, non-current	15,712	92,107	—		92,107	—		107,819
Notes payable and financing lease liabilities, non-current	20,510	20,632	(20,238)	4A	394	—		20,904
Operating lease liabilities, non-current	53,663	—	18,671	4A	18,671	58	6C	72,392
Deferred tax liabilities	168	6,083	—		6,083	(6,083)	6H	168
Other liabilities, non-current	2,999	1,838	—		1,838	—		4,837
Total liabilities	201,940	209,015	(1,676)		207,339	6,030		415,309
Stockholders' equity:
Common stock	3	87	—		87	(86)	6I, 6J	4
Additional paid-in capital	1,776,933	616,058	—		616,058	32,684	6F, 6I, 6J	2,425,675
Accumulated other comprehensive income (loss)	—	(2,315)	—		(2,315)	2,315	6I	—
Accumulated deficit	(1,252,377)	(271,594)	(30,744)	4A, 4B, 4C	(302,338)	267,981	6A, 6B, 6F, 6I, 6G	(1,286,734)
Total stockholders' equity	524,559	342,236	(30,744)		311,492	302,894		1,138,945
Total liabilities and stockholders' equity	$726,499	$551,251	$(32,420)		$518,831	$308,924		$1,554,254

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED December 31, 2023 (in thousands of USD except per share amounts)
Historical
	Recursion (U.S. GAAP)	Exscientia (IFRS) (See Note 3)	Exscientia U.S. GAAP Adjustments	Note	Exscientia (U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue
Operating revenue	$43,876	$24,978	$—		$24,978	$2,951	6K	$71,805
Grant revenue	699	—	—		—	—		699
Total revenue	44,575	24,978	—		24,978	2,951		72,504

Operating costs and expenses
Cost of revenue	42,587	34,089	—		34,089	16,750	6D	93,426
Research and development	241,226	159,784	$(5,899)	4D	153,885	$10,200	6D, 6F	405,311
General and administrative	110,822	56,392	(3,335)	4D	53,057	25,415	6A, 6B, 6F, 6G	189,294
Total operating costs and expenses	394,635	250,265	(9,234)		241,031	52,365		688,031

Loss from operations	(350,060)	(225,287)	9,234		(216,053)	(49,414)		(615,527)
Other income, net	17,932	25,567	1,279	4A	26,846	—		44,778
Foreign exchange (losses)/gains	—	(1,917)	—		(1,917)	—		(1,917)
Loss before income tax benefit	(332,128)	(201,637)	10,513		(191,124)	(49,414)		(572,666)
Income tax benefit	4,062	20,059	—	4E	20,059	(171)	6H	23,950
Net loss	$(328,066)	$(181,578)	$10,513		$(171,065)	$(49,585)		$(548,716)
Foreign currency (loss)/gain on translation of foreign operations	—	(1,657)	—		(1,657)	—		(1,657)
Comprehensive loss	$(328,066)	$(183,235)	$10,513		$(172,722)	$(49,585)		$(550,373)

Per share data
Net loss per share, basic and diluted	$(1.58)	$(1.46)	—		$—	—		$(1.74)
Weighted-average shares outstanding, basic and diluted	207,853,702	124,197,000	—		—	107,803,712	6L	315,657,414

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 (in thousands of USD except per share amounts)
Historical
	Recursion (U.S. GAAP)	Exscientia (IFRS) (See Note 3)	Exscientia U.S. GAAP Adjustments	Note	Exscientia (U.S. GAAP)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue
Operating revenue	$53,977	$18,694	$—		$18,694	$2,656	6K	$75,327
Grant revenue	316	—	—		—	—		316
Total revenue	54,293	18,694	—		18,694	2,656		75,643

Operating costs and expenses
Cost of revenue	32,444	28,983	—		28,983	12,563	6D	73,990
Research and development	216,087	96,933	33,325	4B, 4D	130,258	6,759	6D, 6F	353,104
General and administrative	100,998	58,141	2,441	4C, 4D	60,582	(818)	6F	160,762
Total operating costs and expenses	349,529	184,057	35,766		219,823	18,504		587,856

Loss from operations	(295,236)	(165,363)	(35,766)		(201,129)	(15,848)		(512,213)
Other income, net	9,347	23,765	1,036	4A	24,801	—		34,148
Foreign exchange (losses)/gains	—	(1,652)	—		(1,652)	—		(1,652)
Loss before income tax benefit	(285,889)	(143,250)	(34,730)		(177,980)	(15,848)		(479,717)
Income tax benefit	1,134	3,574	—	4E	3,574	(1,443)	6H	3,265
Net loss	$(284,755)	$(139,676)	$(34,730)		$(174,406)	$(17,291)		$(476,452)
Foreign currency (loss)/gain on translation of foreign operations	—	(2,834)	—		(2,834)	—		(2,834)
Comprehensive loss	$(284,755)	$(142,510)	$(34,730)		$(177,240)	$(17,291)		$(479,286)

Per share data
Net loss per share, basic and diluted	$(1.12)	$(1.10)	$—		$—	$—		$(1.32)
Weighted-average shares outstanding, basic and diluted	253,447,099	127,260,159	—		—	106,423,886	6L	359,870,985

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.Description of Transaction

On August 8, 2024, Recursion and Exscientia entered into the Transaction Agreement. At the Effective Time, each share of Exscientia issued and outstanding immediately prior to the Effective Time was automatically exchanged for 0.7729 fully paid and non-assessable Recursion Shares and cash in lieu of fractional shares. The Transaction Agreement also provides that Recursion will replace all Exscientia equity awards which are outstanding on the date of the consummation of the Transaction with Recursion equity awards or Recursion Shares, as applicable, based on the Exchange Ratio.

The Transaction has been accounted for as an acquisition of a business pursuant to Accounting Standards Codification Topic 805 — Business Combinations (“ASC 805”). Recursion is the accounting acquirer and has recorded the assets acquired and liabilities assumed from Exscientia primarily at their respective fair values at the date of completion of the Transaction, with the excess of the fair value of consideration transferred over the fair value of the assets acquired and liabilities assumed recorded as goodwill. Recursion was considered to be the accounting acquirer at closing based on an evaluation of the following facts and circumstances:

•Recursion Shares are issued to effect the acquisition and will remain outstanding.
•The parent company of the combined group will retain the Recursion name.
•A majority of the Recursion executive team will continue to serve in their roles subsequent to the Transaction.
•The Recursion Board of Directors will comprise of ten members with the addition of two members from the current Exscientia Board of Directors to the eight members of the Recursion Board of Directors.
•The Recursion Stockholders immediately preceding the Effective Time own a majority of the combined company after the closing of the Transaction based on the number of Exscientia Shares and Recursion Shares outstanding as of November 20, 2024.

2.Basis of presentation
The unaudited pro forma condensed combined financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X and present the historical financial information of Recursion and Exscientia and present the pro forma effects of the Transaction and certain transaction accounting adjustments described herein. The historical financial information of Recursion has been prepared in accordance with U.S. GAAP and presented in thousands of USD. Exscientia’s historical financial information has been prepared in accordance with IFRS, as issued by the IASB, presented in thousands of GBP and translated to thousands of USD for condensed combined pro forma financial information purposes. As such, certain IFRS to U.S. GAAP adjustments are included in the unaudited pro forma condensed combined financial information as discussed in Note 4 below.

The business combination of Exscientia has been accounted for using the acquisition method of accounting as per the provisions of ASC 805, using the fair value concepts defined in ASC Topic 820 – Fair Value Measurement (“ASC 820”) and based on the historical consolidated financial statements of Recursion and the historical consolidated financial statements of Exscientia. Under ASC 805, all assets acquired and liabilities assumed in a business combination are generally recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of preliminary purchase price over the fair value of assets acquired and liabilities assumed, has been recorded in goodwill.

The pro forma adjustments represent management’s best estimates and are based upon available information as of November 20, 2024 and certain assumptions that the management of Recursion believes are reasonable under the circumstances.

The unaudited condensed combined pro forma financial statements are not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Transaction been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

There were no material transactions between Recursion and Exscientia during the periods presented in the unaudited pro forma condensed combined financial statements.

For purposes of preparing the unaudited pro forma condensed combined financial information, the historical financial information of Exscientia and related pro forma adjustments were translated from GBP to USD using the following historical exchange rates as posted by the Federal Reserve:

£ / $
Balance sheet and related adjustments as of September 30, 2024: period end exchange rate as of September 30, 2024	1.340
Statement of operations and related adjustments for the year ended December 31, 2023: average exchange rate for that period	1.244
Statement of operations and related adjustments for the nine months ended September 30, 2024: average exchange rate for that period	1.277

3.Reclassifications
Certain reclassifications were made to align Exscientia’s financial statement presentation with that of Recursion’s based on interim unaudited condensed consolidated financial information available September 30, 2024, including the impact of currency conversion.

Exscientia Financial Statement Line	Exscientia Historical (GBP)	Exscientia Historical (USD)	Reclassifications (USD)	Exscientia Historical Reclassified (USD)	Recursion Financial Statement Line
Balance sheet as of September 30, 2024
Current assets
Cash and cash equivalents	117,789	157,825	—	157,825	Cash and cash equivalents
Short term bank deposits	126,287	169,212	—	169,212	Short term bank deposits
Trade receivables	11,314	15,160	—	15,160	Trade receivables
Finance lease receivable	79	106		106	Finance lease receivable
Other receivables	9,530	12,769	—	12,769	Other receivables
Current tax assets	34,159	45,770	—	45,770	Current tax assets
Total current assets	299,158	400,842	—	400,842

Non-current assets
Property, plant and equipment, net	40,993	54,927	—	54,927	Property and equipment, net
Right-of-use assets, net	15,049	20,164	—	20,164	Financing lease right-of-use assets
Other intangible assets, net	46,680	62,547	—	62,547	Intangible assets, net
Goodwill	5,951	7,974	—	7,974	Goodwill
Finance lease receivable	1,714	2,296	—	2,296	Finance lease receivable
Other receivables	639	856	—	856	Other receivables
Deferred tax asset, net	907	1,215	—	1,215	Deferred tax asset, net
Investment in joint venture	321	430	—	430	Other assets, non-current
Total assets	411,412	551,251	—	551,251

Current liabilities
Trade payables	7,475	10,016	—	10,016	Accounts payable
Contract liabilities and other advances	20,132	26,975	(2,129)	24,846	Unearned revenue
	—	—	2,129	2,129	Accrued expenses and other liabilities
Lease liabilities	3,171	4,249	—	4,249	Notes payable and financing lease liabilities
Other payables	35,163	47,115	—	47,115	Accrued expenses and other liabilities
Non-current liabilities
Contract liabilities and other advances	68,742	92,107	—	92,107	Unearned revenue, non-current
Loans	294	394	—	394	Notes payable and financing lease liabilities, non-current
Lease liabilities	15,104	20,238	—	20,238	Notes payable and financing lease liabilities, non-current
Deferred tax liability, net	4,540	6,083	—	6,083	Deferred tax liabilities
Provisions	1,372	1,838	—	1,838	Other liabilities, non-current
Total liabilities	155,993	209,015	—	209,015
Stockholders’ equity
Share capital	65	87	—	87	Common stock
Share premium	372,272	498,807	—	498,807	Additional paid-in-capital
Capital redemption reserve	3	4	—	4	Additional paid-in-capital
Foreign exchange reserve	(1,728)	(2,315)	—	(2,315)	Accumulated other comprehensive income (loss)
Share-based payment reserve	33,291	44,607	—	44,607	Additional paid-in-capital
Fair value reserve	—	—	—	—	Accumulated other comprehensive income (loss)
Merger Reserve	54,213	72,640	—	72,640	Additional paid-in-capital
Accumulated losses	(202,697)	(271,594)	—	(271,594)	Accumulated deficit
Total equity attributable to owners of the parent	255,419	342,236	—	342,236
Total liabilities and stockholders' equity	411,412	551,251	—	551,251

Exscientia Financial Statement Line	Exscientia Historical (GBP)	Exscientia Historical (USD)	Reclassifications (USD)	Exscientia Historical Reclassified (USD)	Recursion Financial Statement Line
Income statement for the nine months ended September 30, 2024
Revenue	14,639	18,694	—	18,694	Operating revenue
Cost of sales	22,696	28,983	—	28,983	Cost of revenue
Research and development expenses	75,906	96,933	—	96,933	Research and development
General and administrative expenses	45,529	58,141	—	58,141	General and administrative
Foreign exchange loss	1,294	1,652	—	1,652	Foreign exchange loss
Finance income	(11,067)	(14,133)	—	(14,133)	Other income, net
Finance expense	839	1,071	—	1,071	Other income, net
Other income	(9,793)	(12,506)	—	(12,506)	Other income, net
Share of loss of joint venture	1,412	1,803	—	1,803	Other income, net
Income tax benefit	(2,799)	(3,574)	—	(3,574)	Income tax benefit
Loss for the period	(109,378)	(139,676)	—	(139,676)
Foreign currency (loss)/gain on translation of foreign operations	(2,219)	(2,834)	—	(2,834)	Foreign currency (loss)/gain on translation of foreign operations

Exscientia Financial Statement Line	Exscientia Historical (GBP)	Exscientia Historical (USD)	Reclassifications (USD)	Exscientia Historical Reclassified (USD)	Recursion Financial Statement Line
Income statement for the year ended December 31, 2023
Revenue	20,079	24,978	—	24,978	Operating revenue
Cost of sales	27,403	34,089	—	34,089	Cost of revenue
Research and development expenses	128,444	159,784	—	159,784	Research and development
General and administrative expenses	45,331	56,392	—	56,392	General and administrative
Foreign exchange losses	1,541	1,917	—	1,917	Foreign exchange losses
Finance income	(16,628)	(20,685)	—	(20,685)	Other income, net
Finance expense	1,067	1,327	—	1,327	Other income, net
Other income	(6,636)	(8,255)	—	(8,255)	Other income, net
Share of loss of joint venture	1,645	2,046	—	2,046	Other income, net
Income tax benefit	(16,125)	(20,059)	—	(20,059)	Income tax benefit
Loss for the year	(145,963)	(181,578)	—	(181,578)
Foreign currency (loss)/gain on translation of foreign operations	(1,332)	(1,657)	—	(1,657)	Foreign currency (loss)/gain on translation of foreign operations

4.IFRS to U.S. GAAP adjustments
Exscientia’s historical consolidated statement of financial position as of September 30, 2024 and statements of operations for the year ended December 31, 2023 and the nine months ended September 30, 2024, have been prepared in conformity with IFRS, as issued by the IASB, which differs in certain material respects from U.S. GAAP. Adjustments were made to Exscientia’s financial statements to convert them from IFRS to U.S. GAAP after evaluating potential areas of differences. Adjustments are initially calculated in GBP and translated to USD based on the exchange rates detailed in Note 2. Any differences between adjustments impacting the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations are due to foreign exchange rates.

A.Represents reductions of $20.2 million, $4.2 million and $20.2 million to financing lease right-of-use assets, notes payable and financing lease liabilities, current and notes payable and financing lease liabilities, non-current, respectively, to reclassify Exscientia’s lease balances from finance lease classification to operating lease classification. Under IFRS, lessees account for all leases as finance leases. Under U.S. GAAP Exscientia’s leases would be classified as operating leases with lease expense recognized on a straight-line basis as part of research and development expense or general and administrative expense.
Exscientia’s legacy interest expense for lease liabilities classified as finance expense was removed in amounts totaling $1.3 million and $1.0 million for the year ended December 31, 2023 and the nine months ended September 30, 2024, respectively. There was not a material difference between the research and development and general and administrative expense already recognized and the amount to be recognized under U.S. GAAP.
In addition, Exscientia has two leases that are adjusted periodically based on the market rate and, under IFRS, led to a remeasurement of the related operating lease liabilities and operating lease assets. U.S. GAAP, however, does not require the remeasurement of lease liability for changes in market rate adjustments. This resulted in an increase to the operating lease right-of-use asset of $1.6 million and a decrease to the operating lease liabilities and operating lease liabilities, non-current of $0.1 million and $1.6 million, respectively, as of September 30, 2024.
B.Represents a reduction of $33.3 million to Exscientia’s intangible asset balance to remove in process research and development capitalized in two historical asset acquisitions. This resulted in a corresponding increase of $30.1 million to research and development expense for the nine months ended September 30, 2024 for the July 2024 asset acquisition and a corresponding increase to accumulated deficit for the asset acquisitions. Under U.S. GAAP, in process research and development is not capitalized unless it has an alternative future use in an asset acquisition.
C.Represents increases to operating lease right-of-use asset and other assets, non-current of $1.5 million and $0.2 million, respectively and a decrease to financing lease receivable, current and financing lease receivable, non-current of $0.1 million and $2.3 million, respectively. This resulted in a corresponding increase to general and administrative expenses of $0.7 million for the nine months ended September 30, 2024 due to the eliminating the gain at sublease commencement. Under IFRS, sublease classification is determined in reference to the head lease right-of-use asset whereas under U.S. GAAP, sublease classification is determined in reference to the underlying asset which resulted in a different lease classification.
D.Represents an adjustment to Exscientia’s share-based compensation expense of $9.2 million and $4.9 million for the year ended December 31, 2023 and the nine months ended September 30, 2024, respectively. Under U.S. GAAP, Recursion has elected to recognize expense on a straight-line basis over the last vesting tranche for share-based awards with only service conditions and to account for forfeitures as they occur rather than apply graded vesting and include estimates of forfeitures. This resulted in adjustments of $5.9 million and $3.3 million to research and development expense and general and administrative expense, respectively, for the year ended December 31, 2023 and $3.2 million and $1.7 million to research and development expense and general and administrative expense, respectively, for the nine months ended September 30, 2024.
E.There was no material income tax benefit as a result of IFRS to U.S. GAAP adjustments for either period due to a full valuation allowance position in the United Kingdom.

5.Preliminary purchase price and allocation
Preliminary purchase price

Exscientia shareholders received approximately 102.1 million Recursion Shares upon consummation of the Transaction. In addition, pursuant to the terms of the Transaction Agreement, Recursion replaced all Exscientia equity awards outstanding on the date of the consummation of the Transaction with Recursion equity awards or Recursion Shares, as applicable, based on the Exchange Ratio. This includes Exscientia’s share options and unvested restricted stock awards (including performance-based options and performance-based awards). Each equity award vesting schedule and other applicable terms will be carried over except for (i) the exercise price of share options which was adjusted in connection with the Exchange Ratio and (ii) applicable performance conditions, which were assessed and settled on the date of consummation of the Transaction.

The accompanying unaudited pro forma condensed combined financial statements reflect a preliminary purchase price of approximately $635.9 million, determined as of November 20, 2024, which consists of the following (in thousands, except exchange ratio and share price):

Preliminary purchase price
Exscientia Shares issued and outstanding as of November 20, 2024	132,150
Fixed Exchange Ratio	0.7729
Number of Recursion Shares issued	102,138
Recursion Share price at November 20, 2024	$6.04
Preliminary purchase price paid for Exscientia Shares (1)	$616,914
Fair value of replacement Recursion Share Options attributable to the purchase price (2)	$15,333
Fair value of replacement Recursion RSUs attributable to the purchase price (3)	$1,588
Fair value of replacement Recursion Performance Share Options attributable to purchase price (4)	$1,026
Fair value of replacement Recursion PSUs attributable to the purchase price (5)	$1,012
Total Preliminary Purchase Price	$635,873
Fair value of net assets acquired	610,990
Preliminary Goodwill	$24,883
(1)Exscientia shareholders received approximately 102.1 million Recursion Shares upon consummation of the Transaction. The aggregate fair value of those shares has been estimated using $6.04 per share, which was the last reported sale price of Recursion Shares on The Nasdaq Global Select Market on November 20, 2024.
(2)Recursion issued approximately 7.0 million options for Recursion Shares as replacement awards to holders of outstanding and unexercised options for Exscientia Shares. The aggregate fair value of those replacement awards of $42.0 million has been estimated using the Black Scholes option pricing model. Of that amount, $15.3 million was allocated to purchase consideration, based on the portion of the replacement awards’ fair value attributable to pre-combination employee services and $26.7 million was allocated to future employee services and will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of those awards.
(3)Recursion issued approximately 1.2 million Recursion RSUs as replacement awards to holders of outstanding and unexercised Exscientia RSUs. The aggregate fair value of those replacement awards of $7.1 million has been estimated using the total replacement units and the acquisition date Recursion share price of $6.04. Of that amount, $1.6 million was allocated to purchase consideration, based on the portion of the replacement awards’ fair value attributable to pre-combination employee services and $5.5 million was allocated to future employee services and will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of those awards.
(4)Recursion issued approximately 0.6 million Recursion Shares with an aggregate fair value of $3.6 million in settlement of the Exscientia performance based stock options. Of that amount, $1.0 million was allocated to purchase consideration, based on the portion of the replacement awards’ fair value attributable to pre-combination employee services and $2.6 million was attributable to Recursion compensation expense.
(5)Recursion issued approximately 0.5 million Recursion Shares with an aggregate fair value of $2.8 million in settlement of the Exscientia performance based RSUs. Of that amount, $1.0 million was allocated to purchase consideration, based on the portion of the replacement awards’ fair value attributable to pre-combination employee services and $1.8 million was attributable to Recursion compensation expense.

Preliminary purchase price allocation

Recursion’s purchase price allocation for the Transaction is preliminary and subject to revision as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. In general, due to the nature of certain assets acquired and liabilities assumed, Recursion has determined that the carrying value of these assets and liabilities as of September 30, 2024 approximate their fair value. Recursion has engaged a third-party valuation company to assist it in completing the valuation of certain other assets to be acquired and liabilities to be assumed. However, Recursion has not completed a full, detailed valuation analysis. The preliminary valuation performed is limited to certain property and equipment, lease right-of-use assets and intangible assets i.e., developed technology and in-process research & development. The valuation is based on available financial statement information as of September 30, 2024, consideration of similar transactions and currently available but limited forecasted financial information. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Recursion will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available.

The final determination of the purchase price allocation will be completed as soon as practicable but not one year beyond the date of the closing date of the Transaction and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information.

The following table sets forth a preliminary allocation of the estimated purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed of Exscientia based on Exscientia’s unaudited interim consolidated balance sheet as of September 30, 2024, with the excess recorded as goodwill (in thousands):

Cash and cash equivalents	$157,825
Short term bank deposits	169,212
Current tax assets	45,770
Other current assets	27,929
Property and equipment	54,927
Other assets, non-current	4,021
Operating lease right-of-use assets	24,004
Intangible assets	321,000
Total assets acquired	$804,688

Accounts payable	10,016
Accrued expenses and other liabilities	49,481
Unearned revenue	17,169
Operating lease liabilities	3,964
Unearned revenue, non-current	92,107
Operating lease liabilities, non-current	18,729
Other liabilities, non-current	2,232
Total liabilities assumed	193,698
Net Assets Acquired	$610,990
Total preliminary estimated purchase price	635,873
Preliminary Goodwill	$24,883

6.Transaction accounting adjustments

The adjustments included in the unaudited preliminary pro forma condensed combined financial statements are as follows:

A.Represents an adjustment to general and administrative expense to reflect $0.9 million in compensation owed to Exscientia employees based on change in control provisions in pre-existing employment agreements. This resulted in a decrease in cash and cash equivalents of $0.2 million for amounts paid at close and increase to accrued expenses and other liabilities of $0.7 million for amounts paid over an 18-month period with a corresponding adjustment of $0.9 million to accumulated deficit.

B.Represents an adjustment to general and administrative expense to reflect the payment of $1.6 million in cash bonuses to be paid by Recursion as retention awards to certain key Exscientia personnel upon closing of the Transaction with a corresponding adjustment of $1.6 million to accumulated deficit.

C.Represents an adjustment to the right-of-use assets and lease liabilities for leases acquired as part of the Transaction. Recursion calculated the lease liability based on the remaining lease payments and Recursion’s discount rate as of September 30, 2024. This resulted in a decrease to the current lease liability of $0.2 million, presented in Operating lease liabilities, current and an increase to the non-current lease liability of $0.1 million, presented in Operating lease liabilities, non-current with a corresponding increase to the Operating lease right-of-use asset of $0.8 million.

D.Represents an adjustment to eliminate Exscientia’s historical intangible assets of $29.2 million. This adjustment also establishes the fair values of the acquired identifiable intangible assets at a total estimated fair value of $321.0 million, consisting of a developed technology platform asset with a fair value of $201.0 million and IPR&D assets at a fair value of $120.0 million. As noted above, these fair value estimates are preliminary and subject to change once the Transaction is completed.

The fair value of the intangible assets has been estimated based on third-party preliminary studies utilizing currently available but limited financial forecasts and publicly available information from comparable transactions.

The developed technology platform asset has a preliminary estimated useful life of six years. Pro forma amortization expense for the nine months ended September 30, 2024 is $12.6 million in research and development expense and $12.6 million in cost of revenue based on the nature of the activities of the platform. Similarly, pro forma amortization expense for the year ended December 31, 2023 is $16.7 million for research and development and $16.7 million for cost of revenue. The adjustment for amortization expense recorded in research and development is $11.0 million, net of $5.7 million of historical amortization expense and $8.3 million, net of $4.3 million of historical amortization expense, for the year ended December 31, 2023 and the nine months ended September 30, 2024, respectively. IPR&D assets have an indefinite life until completion or abandonment of the underlying research projects.

E.Represents the adjustment to goodwill, which is calculated as the difference between the fair value of the consideration paid and the estimated fair value of the identifiable tangible and intangible assets acquired and liabilities assumed. The pro forma adjustment to goodwill is calculated as follows:

Estimated goodwill related to this transaction	$24,883
Elimination of Exscientia historic goodwill	(7,974)
Pro forma adjustment	$16,909

F.Represents the adjustment to eliminate Exscientia’s historical share-based compensation expense and record the incremental share-based compensation expense related to the post-combination expense for the replacement Recursion equity awards, including the acceleration of certain awards related to dual trigger provisions that resulted in approximately $12.9 million of expense to be recorded. The total pro forma share-based compensation expense includes the share-based compensation expense from new share options, RSUs, performance share options and PSUs which were issued upon the close of the Transaction. The incremental expense is allocated to each financial statement line item as follows (in thousands):

Year Ended December 31, 2023
	Removal of historical Exscientia expense	Post-combination share options expense	Post-combination RSU expense	Post-combination performance share options expense	Post-combination PSU expense	Total Adjustment
Research and development	$(13,453)	$10,716	$1,910	$—	$—	$(827)
General and administrative	(7,605)	6,058	1,080	2,556	1,840	3,929
Total share-based compensation expense	$(21,058)	$16,774	$2,990	$2,556	$1,840	$3,102

Nine Months Ended September 30, 2024
	Removal of historical Exscientia expense	Post-combination share options expense	Post-combination RSU expense	Post-combination performance share options expense	Post-combination PSU expense	Total Adjustment
Research and development	$(6,459)	$4,010	$933	$—	$—	$(1,516)
General and administrative	(3,481)	2,161	503	—	—	(817)
Total share-based compensation expense	$(9,940)	$6,171	$1,436	$—	$—	$(2,333)

G.Represents an adjustment to reflect an accrual of an additional $19.0 million in transaction costs expected to be incurred by Recursion subsequent to September 30, 2024, which are not reflected in the historical financial statements. As of September 30, 2024, $5.8 million in transaction costs have been incurred and are included in the historical balance sheets and statements of operations of Recursion for the nine months ended September 30, 2024.

H.Represents an adjustment to deferred tax assets and deferred tax liabilities for the tax effects of recognizing the preliminary purchase price allocation reflected herein. This resulted in an increase to deferred tax assets and current tax payable of $1.3 million and $0.2 million, respectively and decrease to deferred tax liabilities of $6.1 million as of September 30, 2024. Further changes from transaction accounting adjustments to loss before income taxes during the year ended December 31, 2023 and the nine months ended September 30, 2024 resulted in decreases to the income tax benefit of $0.2 million and $1.4 million, respectively. There was no material income tax benefit as a result of transaction accounting adjustments for either period due to a full valuation allowance position in the United Kingdom.
These adjustments are based on estimates of the fair value of Exscientia’s assets to be acquired, liabilities to be assumed and the related purchase price allocations. These estimates are subject to further review by Recursion’s and Exscientia’s respective managements, which may result in material adjustments to deferred taxes with an offsetting adjustment to goodwill.

The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma financial statements depending on post-business combination activities, including legal entity restructuring, repatriation decisions and the geographical mix of taxable income.

I.Represents an adjustment to eliminate Exscientia’s historical equity.

J.Represents the portion of the preliminary purchase price related to the issuance of approximately 102.1 million Recursion Shares to Exscientia shareholders (assuming that no equity awards will vest or be exercised (as relevant) and the fair value of replacement equity awards attributable to the purchase price prior to the consummation of the Transaction), worth approximately $635.9 million. The fair value of a Recursion Share was based on a closing price on November 20, 2024 of $6.04 per share.

K.Represents an adjustment to decrease deferred revenue by $7.7 million related to reflect the application of the Recursion revenue recognition policy that impacted the allocation of transaction price and timing of revenue recognition for certain customer contracts. This resulted in increases to operating revenue of $3.0 million and $2.7 million for the year ended December 31, 2023 and the nine months ended September 30, 2024, respectively.

L.Represents an adjustment to the weighted average shares outstanding due to the increase of the number of Recursion Shares outstanding in relation to the Transaction. The detail of the adjustment to the weighted average shares outstanding is as follows (amounts as stated):

	Nine Months ended September 30, 2024	Year ended December 31, 2023
Number of Recursion Shares issued as preliminary purchase price	102,138,419	102,138,419
Number of Recursion Shares issued for Equity Awards at close and vested throughout the period	4,285,467	5,665,293
Number of Recursion Shares outstanding	253,447,099	207,853,702
Total pro forma adjustment to shares used in computing net loss per share, basic and diluted	359,870,985	315,657,414

7.Pro Forma Earnings (Loss) Per Share
The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net loss for the year ended December 31, 2023 and the nine months ended September 30, 2024. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing date (see Note 6). For the year ended December 31, 2023 and the nine months ended September 30, 2024, the pro forma weighted average shares outstanding and pro forma net income per share has been calculated as follows:

(in thousands, except per share data)	Nine Months ended September 30, 2024	Year ended December 31, 2023
Pro forma net loss	$(476,452)	$(548,716)
Total weighted average common shares outstanding	359,870,985	315,657,414
Pro forma basic net loss per share - basic and diluted***	$(1.32)	$(1.74)

*** The following potentially dilutive common shares were excluded from the computations of diluted net loss per share for the periods presented because including them would have been anti-dilutive:

	Nine Months ended September 30, 2024	Year ended December 31, 2023
Recursion stock based compensation	8,098,979	9,848,141
Tempus agreement	6,694,934	1,073,834
Share options	5,125,838	4,165,411
RSUs	991,063	621,756
Total anti-dilutive shares	20,910,814	15,709,142